SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 2, 2007

AMERICAN SURGICAL HOLDINGS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-50354	98-0403551
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

10039 Bissonnet #250
Houston, Texas 77036-7852
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(713) 779-9800
(ISSUER TELEPHONE NUMBER)

ASAH Corp.
(FORMER NAME AND ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 2, 2007, the Company completed a private placement of $2,715,000 or 2,715 Units consisting of  (i) a 15% interest bearing unsecured promissory note in the principal amount of $100,000 payable in cash at the Maturity Date (as the term is defined in the Note) (the “Notes”) and (ii) a five-year warrant to purchase 100,000 shares of the Company’s common stock (“Common Stock”) at an exercise price of $2.00 per share (the “Warrant,” and the shares issuable upon exercise of the Warrant referred to herein as the “Warrant Shares”).  Dawson James Securities, Inc. (the “Placement Agent”) served as placement agent for the transaction.

The funds received in respect of the Units closed were forwarded to the Company, against delivery of the appropriate amount of the Notes and Warrants, net of (i) the Placement Agent commission equal to cash in an amount equal to 10% of the gross proceeds of the Units sold in the Offering, (ii) a non-accountable expense allowance of 3% of the gross proceeds from the sale of the Units, (iii), for nominal consideration, five-year warrants to purchase 20,000 shares of Common Stock for each Unit sold (the “Placement Agent Warrants”) and (iv) any out-of-pocket costs and expenses paid or to be paid by the Placement Agent including, but not limited to, travel, due diligence, printing, mailing, plus legal expenses.

The net proceeds from the offering will be used for working capital purposes.

In addition to the above terms of the private placement, if the Company commences a Qualified Offering (defined below) prior to the maturity date, in lieu of repayment of principal and interest on the Notes, the Holder of the Notes may, at their option, acquire securities in the Qualified Offering in the amount of such principal and interest at a purchase price per security equal to 85% of the price per security sold in the Qualified Offering.    In this regard, a Qualified Offering means the completion of an offering or offerings of Company securities, including any offering of debt or equity securities, or securities convertible into debt or equity securities, in the amount of no less than $3.0 million.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATIONS

See Item 1.01  above.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, each the Investors was an “accredited investor”, the Investors had access to information about the Company and its investment, the Investors agreed to take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
None.

(b)	Pro Forma Financial Information.
None.

(c)	Exhibits.
10.1	Form of Promissory Note
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SURGICAL HOLDINGS, INC.

By:	/s/ Zak Elgamal
CEO and President

Dated: July 3, 2007